UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On March 16, 2005, Consolidated Water Co. Ltd. (the "Company") filed a Form 12b-25, Notification of Late Filing, with respect to the filing of its report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K"). At the time of the filing of the Form 12b-25, the Company had expected to file the 2004 Form 10-K on or before March 31, 2005. However, on March 29, 2005, the Company and KPMG, the Company’s independent auditors, determined that the 2004 Form 10-K would not be filed by March 31, 2005 because management’s first annual report on the Company’s internal control over financial reporting was not completed and KPMG advised the Company that it had reasonable doubt that it would be able to complete its related attestation report within the additional 45 day filing period that the Securities and Exchange Commission has granted this year for certain accelerated filers.

As of the date of this Report on Form 8-K, no information has come to the attention of the Company which would cause it to revise its February 18, 2004 earnings guidance of between $1.00 and $1.05 per diluted share for the fiscal year ended December 31, 2004. Because the audit of the Company’s financial statements for the year ended December 31, 2004 has not been finalized by KPMG, there can be no assurance that the Company’s February 18, 2004 earnings guidance will not be revised.

This Form 8-K includes earnings guidance for the fiscal year ended December 31, 2004, which constitutes a "forward-looking" statement. This statement is made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. If the Company is required to make adjustments to its financial statements for the fiscal year ended December 31, 2004 as a result of the on-going audit of such financial statements by KPMG, and such adjustments are significant, the Company’s February 18, 2004 earnings guidance may prove to be inaccurate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

March 31, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer